UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 4, 2017

Date of Report (Date of earliest event reported)

WHITE MOUNTAINS INSURANCE GROUP, LTD.

(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	1-8993 (Commission file number)	94-2708455 (I.R.S. Employer Identification No.)

80 South Main Street, Hanover, New Hampshire 03755
(Address of principal executive offices)

(603) 640-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On August 4, 2017, White Mountains Insurance Group, Ltd. issued a press release announcing its results for the three and six months ended June 30, 2017. The press release furnished herewith is attached as Exhibit 99.1 to this Form 8-K. Certain information included in the press release constitutes non-GAAP financial measures (as defined in Regulation G of the Securities and Exchange Commission). Specifically, the five non-GAAP financial measures disclosed in the press release include (i) adjusted book value per share, (ii) percentage change in adjusted book value per share including the estimated gain from OneBeacon and excluding the new adjustments from HG Global/BAM, (iii) return on common equity and other long-term investments including high-yield fixed maturity investments, (iv) return on fixed maturity investments excluding high-yield fixed maturity investments and (v) earnings before interest, taxes, depreciation and amortization (“EBITDA”). These non-GAAP financial measures have been reconciled to their most comparable GAAP financial measures.

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Adjusted book value per share is a non-GAAP financial measure which is derived by adjusting the GAAP book value per share numerator to (i) include a discount for the time value of money on the BAM surplus notes and (ii) add back the unearned premium reserve, net of deferred acquisition costs, at HG Global. In addition, the number of common shares outstanding used in the calculation of adjusted book value per share are adjusted to exclude unearned restricted common shares, the compensation cost of which, at the date of calculation, has yet to be amortized. The calculation of adjusted book value per share also includes the dilutive effects of outstanding non-qualified options for periods prior to January 20, 2017, the expiration date of the non-qualified options.

Beginning in the second quarter of 2017, in its calculation of adjusted book value per share, White Mountains has included a time value of money discount relating to the expected future payments on the BAM surplus notes. Under GAAP, White Mountains is required to carry the BAM surplus notes, including accrued interest, at nominal value with no consideration for time value of money. Based on a debt service model that forecasts operating results for BAM through maturity of the surplus notes, the present value of the BAM surplus notes, including accrued interest, is estimated to be $172 million less than the nominal GAAP carrying value. White Mountains has also included the value of HG Global’s unearned premium reserve net of deferred acquisition costs. White Mountains believes these adjustments are useful to management and investors in analyzing the intrinsic value of HG Global, including the intrinsic value of the surplus notes and HG Global’s reinsurance subsidiary’s (HG Re’s) in-force business. A schedule is included on page 6 of Exhibit 99.1 to this Form 8-K that reconciles GAAP book value per share to adjusted book value per share.

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The underlying growth in adjusted book value per share included in Mr. Rountree’s quote on page 1 of Exhibit 99.1 to this Form 8-K includes the estimated gain from the OneBeacon transaction and excludes the impact of the new adjustments related to HG Global/BAM. A schedule is included on page 11 of Exhibit 99.1 to this Form 8-K that reconciles GAAP to the reported percentage.

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In the third quarter of 2016, White Mountains purchased high-yield fixed maturity investments, which are U.S. dollar denominated publicly traded and 144A debt securities issued by corporations with generally at least one rating between “B-” and “BB+” inclusive by S&P or similar ratings from other rating agencies. Given the risk profile of these investments, the returns on high-yield fixed maturity investments have been included with the returns on common equity securities and other long-term investments and excluded from the returns on fixed income investments, both of which Mr. Linker references in his quote on page 4 of Exhibit 99.1 to this Form 8-K. A schedule is included on page 12 of Exhibit 99.1 to this Form 8-K that reconciles the GAAP investment returns to the reported returns.

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In the second quarter of 2017, MediaAlpha became a reportable segment, and White Mountains has included MediaAlpha’s EBITDA calculation as a non-GAAP financial measure. EBITDA is defined as net income (loss) excluding interest expense on debt, income tax benefit (expense), depreciation and amortization. White Mountains believes that this non-GAAP financial measure is useful to management and investors in analyzing MediaAlpha’s economic performance without the effects of interest rates, levels of debt, effective tax rates, depreciation and amortization resulting from purchase accounting. In addition, White Mountains believes that investors use EBITDA as a supplemental measurement to evaluate the overall operating performance of companies within the same industry. A schedule is included on page 10 of Exhibit 99.1 to this Form 8-K that reconciles MediaAlpha’s GAAP net loss to EBITDA.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

99.1 Press Release of White Mountains Insurance Group, Ltd. dated August 4, 2017, furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
DATED: August 4, 2017	By:	/s/ J. BRIAN PALMER J. Brian Palmer Managing Director and Chief Accounting Officer

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